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                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 23, 2001, except for Note 13, as to which the date is February 1, 2001, with respect to the consolidated financial statements of Santa Fe International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the 2001 Long-Term Incentive Plan and 1997 Employee Share Purchase Plan, as amended.


                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
June 6, 2001